N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS   ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: CASTLE ROYALTIES CORP.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS)   COUNTY: NASS
NAME

FILED:03/16/2015 DURATION:********* CASH#:150316000639 FILM #:150316000588

FILER:

JOHN V CAPPELLO
C/O CASTLE HOLDING CORP
18 EAST SUNRISE HIGHWAY SUITE 311
FREEPORT, NY 11520

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: ** NO SERVICE COMPANY **   SERVICE CODE: 00

FEES	60.00	PAYMENTS	60.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	60.00
CERT	0.00	CHARGE	0.00
COPIES	0.00	DRAWDOWN	0.00
HANDLING	0.00	OPAL	0.00
		REFUND	0.00

DOS-1025 (04/2007)

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Church Street Securities Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Church Street Securities Corp.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

April 11, 1991

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph First of the Certificate of Incorporation relating to
the corporation name

is hereby amended to read in its entirety as follows:
FIRST: The name of the corporation is: Castle Royalties Corp.

Paragraph ____________ of the Certificate of Incorporation relating to

____

is hereby amended to read in its entirety as follows:

____

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

Michael T Studer

(Signature)

Michael T. Studer

(Name of Signer)

Secretary/Treasurer

(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Church Street Securities Corp.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name Michael T. Studer

Address 18 East Sunrise Highway, Suite 311

City, State and Zip Code Freeport, NY 11520

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee.

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